Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Portage Biotech Inc. of our report dated July 26, 2018, relating to the financial statements, which appears in the Portage Biotech Inc. Annual Report on Form 20-F for the year ended March 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Toronto, Ontario, Canada	/s/ Schwartz Levitsky Feldman LLP
February 23, 2021	Chartered Professional Accountants Licensed Public Accountants